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                                                                    EXHIBIT 11.1

                              WHITTMAN-HART, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                                                       YEARS ENDED DECEMBER 31,
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                                                                                         1996           1995
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Net income.........................................................................  $   5,502,755  $   1,780,167
Pro forma adjustment to provision for income taxes.................................             --        666,593
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Net income attributable to common stock (pro forma in 1995)........................  $   5,502,755  $   1,113,574
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Weighted average common shares outstanding.........................................     16,281,031     11,122,840
Effect of stock options calculated according to the treasury stock method..........      1,344,496      1,094,780
Conversion of redeemable preferred stock...........................................        646,138      1,912,152
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Weighted average common and common equivalent shares outstanding...................     18,271,665     14,129,772
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Net income per share (pro forma in 1995)...........................................  $        0.30  $        0.08
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